Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-285069 on Form S-3 and Registration Statement Nos. 333-274591, 333-277535, and 333-285060 on Form S-8 of our reports dated February 10, 2026, relating to the financial statements of Klaviyo, Inc. and the effectiveness of Klaviyo, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 10, 2026